FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

~~November 9, 2004~~ May 31, 2005

Date of Report (Date of earliest event reported)

ILX Resorts Incorporated

Exact name of Registrant as specified in its charter

ARIZONA

(State or other jurisdiction of incorporation)

001-13855

86-0564171

(Commission File

        (I.R.S. Employer

Number)

      Identification No.)

2111 E. Highland Avenue, Suite 210, Phoenix, AZ 85016

(Address of principal executive offices)

Registrant's telephone number, including area code 602-957-2777

Item 2.01 Completion of Acquisition or Disposition of Assets

The Company completed acquisition of land in Puerto Peñasco (Rocky Point), Mexico for approximately $515,000.  The land was purchased from VIOLANDA ROSAS VIUDA DE CORTES, individually and as Executor of the Agustín Ramón Cortés Chávez Estate, and LAS DUNAS, SOCIEDAD DE RESPONSABILIDAD LIMITADA DE CAPITAL VARIABLE, a Mexican limited liability company of variable capital, represented by AGUSTÍN ROBERTO CORTES ROSAS, as settlors and beneficiaries of Las Conchas Trust number 115513-8.  The Company intends to develop a timeshare resort consisting of approximately 60 units on the land.

The information contained under this item on this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 7.01 Regulation FD Disclosure

The Company issued a press release announcing that the it has acquired land in Puerto Peñasco (Rocky Point), Mexico.  A copy of this press release is incorporated herein by reference and filed as Exhibit 99.1 to this Current Report.

The information contained under this item on this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(c)

Exhibits

Exhibit 99.1

Registrant’s Press Release dated June 1, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILX Resorts Incorporated

Date:  June 2, 2005

/s/ Nancy J. Stone

                                                        Nancy J. Stone

President